SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

MORTGAGEBROKERS.COM HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
______________________________

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	1)	Title of each class of securities to which transaction applies:

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	5)	Total fee paid:

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MORTGAGEBROKERS.COM HOLDINGS, INC.
150 KING STREET WEST
P.O. Box 40, SUITE 2512
TORONTO, ONTARIO CANADA M5H 1J9
(877) 410-4848

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Mortgagebrokers.com Holdings, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of MortgageBrokers.com Holdings, Inc. (the "Company" or “Mortgagebrokers”), a Delaware corporation.  The Sole Director (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

1.
To spinout all of the Company’s assets and liabilities to a new Canadian corporation which is controlled by Alex Haditaghi (“MortgageBrokers.com Canada Inc.”), who is the Company’s President, Shareholder and Sole Director, simultaneously with the share exchange with another entity (the “Spin Out”).

2.
To amend the Company’s Articles of Incorporation to change the name of the Company from “MortgageBrokers.com Holdings, Inc.” to “Mopals.com, Inc.” A copy of the Certificate of Amendment is attached to the Information Statement as Appendix A.

In conjunction with the sale of the Company’s assets and liabilities to MortgageBrokers.com Canada Inc., the Company will conduct a share exchange with Mopals, Inc., a Nevada corporation. Following the share exchange, the Company will cease its prior operations and will begin operations as a social media company through Mopals, Inc.

Simultaneous with the Spin Out, the Company intends to complete a share exchange with Mopals, Inc. (“MoPals”), a related party company controlled by Alex Haditaghi, the Company’s President, Shareholder and Sole Director, whereby the Company will acquire all of the issued and outstanding capital stock of MoPals from the shareholders of MoPals in exchange for the issuance of 50,000,000 shares of Mortgagebrokers common stock to the MoPals shareholders (the “Share Exchange”). Upon completion of the Share Exchange, MoPals will become a wholly-owned subsidiary of Mortgagebrokers.

The purpose of this Information Statement is to notify our stockholders that on December 26, 2012, the owners of approximately 66.23% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Action. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Action will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

The written consent that we received constitutes the only stockholder approval required for the actions under Delaware law and, as a result, no further action by any other stockholder is required to approve the actions and we have not and will not be soliciting your approval of the Action.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about January __, 2013. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 78.320 of the Delaware General Corporation Law (“DGCL”) and Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

 By Order of the Sole Director,

/s/ Alex Haditaghi
Alex Haditaghi
President and Principal Executive Officer

January 8, 2013

MORTGAGEBROKERS.COM HOLDINGS, INC.
150 KING STREET WEST
P.O. Box 40, SUITE 2512
TORONTO, ONTARIO CANADA M5H 1J9
(877) 410-4848
____________________________________________

INFORMATION STATEMENT

January 8, 2013

Action by Written Consent of Majority Stockholders
____________________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Exchange Act, to the holders (the “Stockholders”) of the Common Stock, of Mortgagebrokers.com Holdings, Inc., a Delaware corporation (the “Company” or “Mortgagebrokers”), to notify such Stockholders of the following:

1.
On or about December 26, 2012, the Company received written consents in lieu of a meeting of Stockholders from holders of 857,800 shares representing approximately 66.23% of the 1,294,993 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Sole Director, to spinout all of the Company’s assets and liabilities to MortgageBrokers.com Canada Inc., a company controlled by Alex Haditaghi, who is the Company’s President, Principal Shareholder and Sole Director, upon completion of a share exchange with Mopals, Inc. Mopals Inc. is a related party company controlled by Alex Haditaghi.

2.
On or about December 26, 2012, the Company received written consents in lieu of a meeting of Stockholders from holders of 857,800 shares representing approximately 66.23% of the 1,294,993 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) the Company to amend our Articles of Incorporation to change the name of the Company from “MortgageBrokers.com, Inc.” to “Mopals.com Inc.” A copy of the Certificate of Amendment is attached to the Information Statement as Appendix A.

3.
On December 26, 2012, the Sole Director of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on December 26, 2012, in accordance with the Delaware Business Corporation Act (“DBCA”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

RECOMMENDATION OF THE SOLE MEMBER OF THE BOARD OF DIRECTORS

The Sole Member of the Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the spinout of all of the Company’s assets and liabilities to MortgageBrokers.com Canada Inc., upon completion of a share exchange with Mopals, Inc. (the “Spinout and Share Exchange”).  Mopals Inc. is a related party company that is controlled by Alex Haditaghi, the Company’s President, Principal Shareholder and Sole Member of the Board of Directors. Following the Spinout and Share Exchange, the Company will amend our Articles of Incorporation to change the name of the Company from “MortgageBrokers.com, Inc.” to “Mopals.com, Inc.”

Accordingly, it was the Board's opinion that the transactions described above would better position the Company to provide the stockholders of the Company with the greatest potential return. In particular, the stock of the Company has experienced little to no liquidity, with less than 50,000 shares in total having been traded in the past six months.  The Board and the Majority Stockholders approved the above actions on December 26, 2012.

This Information Statement is being mailed on or about January __, 2013 to all Stockholders of record as of the Record Date.

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

SPINOUT ALL OF THE COMPANY’S ASSETS AND LIABILITIES TO MORTGAGEBROKERS.COM CANADA INC., A COMPANY CONTROLLED BY ALEX HADITAGHI, THE COMPANY’S PRESIDENT, SHAREHOLDER AND SOLE MEMBER OF ITS BOARD OF DIRECTORS, UPON COMPLETION OF A SHARE EXCHANGE WITH ANOTHER ENTITY

GENERAL

The Company’s Sole Director proposes that the Company spinout all of its assets and liabilities to MortgageBrokers.com Canada Inc. a company controlled by Mr. Alex Haditaghi, the Company’s President, Principal Shareholder, and Director, and MortgageBrokers.com Canada Inc. will assume all of the Company’s debts and liabilities, including any debts and liabilities associated with existing bank lines of credit, loans payable, legal claims, and government taxes payable (the “Spin Out”).

PURPOSE

The Board of Directors has received inquiries from third parties concerning interest in entering into possible transactions to acquire the Company. In each case, the inquiry was made on behalf of an operating entity interested in the reverse acquisition of a publicly-traded company having no or little operations or significant assets or liabilities. None of those third parties expressed an interest in acquiring the Company's operating subsidiaries or other assets.

Why it is in the Shareholders’ Best Interest for MortgageBrokers.com to go Private

The Company has decided to spin out its mortgage brokerage operations due to the challenges of the mortgage brokerage industry in Canada and the ongoing financial difficulties experienced by the Company’s subsidiaries which operate a mortgage brokerage and franchisor in Canada.  The mortgage brokerage market share in Canada has been declining for the past three years. This fact, combined with the trend of eroding margins associated with paying mortgage agents a greater revenue split, makes the likelihood of improving shareholder value with existing operations unlikely.  Industry statistics from the Davis + Henderson Q2 2012 Mortgage Broker Report shows that the industry is shrinking year over year and the future broker market outlook is that we are experiencing difficult times due to constricted capital, tighter mortgage lending rules and economic uncertainty.  The Company projects that its margins would have shrunk to approximately 4% for the 2013 operating year, which we believe would make the Company no longer viable and it would likely be forced to file for bankruptcy.

The Company has experienced net losses for the periods 2008 through 2011.  The net losses are as follows:

PERIOD	NET INCOME (LOSS) (Audited) (THOUSANDS)	ADJUSTED NET LOSS (THOUSANDS)
2008 Fiscal Year	$ (70)	$ (70)
2009 Fiscal Year	$ 792	$ (229) *
2010 Fiscal Year	$ (494)	$ (494)
2011 Fiscal Year	$ (1,565)	$ (1,565)
*Adjusted for reversal of legal judgment accrual paid by third party and employee stock compensation reversal

On a cash basis, loss of cash from operations has been increasing since fiscal 2010.  As shown below, significant cash has been provided from operations, which is consistent with increasing net losses and decreasing gross profits, which is tied to gross margin erosion:.

PERIOD	LOSS OF CASH FROM OPERATIONS (Audited) (THOUSANDS)
2010 Fiscal Year	(1,362)
2011 Fiscal Year	(1,796)

These net losses have occurred primarily as a result of declining gross revenues and decreased margins.  The proportion of commission revenue that the mortgage broker receives has been increasing since 2009.  The industry trend is seeing even higher payments to brokers and some brokerages are averaging gross margins between 1-5 percent. The Gross Revenues and Margins since 2009 for the Company are as follows:

PERIOD	GROSS REVENUE (Audited) (THOUSANDS)	GROSS MARGIN %
2009 Fiscal Year	16,800	15
2010 Fiscal Year	14,300	14
2011 Fiscal Year	13,400	12

With decreasing gross margins and increased net losses, the Company has survived from shareholder loans and loans from  related parties.  Since 2008, the Company has been unable to raise funds through share issuance due to its financial position and related to several pending pieces of litigation.  The Company has been involved in numerous lawsuits over the past few years and the costs to defend same have been extremely high (relative to available working capital).  It is the opinion of the Board that these lawsuits, as well as the Company’s overall financial situation, have deterred individuals from joining the Company as members of an independent Board, which might have served to increase total Company governance and which might have better positioned the Company to receive new investment capital and possibly be provided with better guidance to drive shareholder value.

The Company has survived 2010 and 2011 through funds received through shareholder loans and related party loans as follows:

PERIOD	DUE FROM RELATED PARTIES (THOUSANDS)
2010 Fiscal Year	482
2011 Fiscal Year	2,409

The money from these loans has been used to augment day-to-day operational working capital including, but not limited to the following:

-	Company’s outstanding liabilities owing to Canada Revenue Agency;
-	Staff severance packages related to staff that were laid off so the Company could decrease its overhead;

-	legal expenses in order for the Company and its subsidiaries to defend or make claims against in outstanding litigation; and
-	other financial obligations.

The cash losses from operations and the lack of ability to raise funds, has decreased the cash balance of the Company and increased the negative working capital of the Company (total liabilities minus total assets) since Fiscal 2009.   The balance of cash on the balance sheet as at December 31, 2012 was approximately $950,000 compared to the highest cash balance at approximately $2,012,000 at the Fiscal Year End of 2009.   The increase in negative working capital is as follows:

PERIOD	2009 FISCAL YEAR (THOUSANDS)	2010 FISCAL YEAR (THOUSANDS)	2011 FISCAL YEAR (THOUSANDS)
Total Assets	2,143	883	999
Total Liabilities	2,732	2,009	3,639
Negative Working Capital	589	1,126	2,640

It is the opinion of the management that the U.S. mortgage meltdown in 2007/2008 has had a negative effect on the Company even though the Company’s operations are based in Canada, since the Company is a Delaware company and is publicly traded in the U.S.  This crisis prevented the Company from implementing a successful liquidity/investor relations strategy in the U.S. and made it difficult to attract new investors, liquidity and capital.  Since 2006, over 380 mortgage/financial services companies have gone out of business in the U.S., including some key players in the industry (http://ml-implode.com/#lists).

It is the Board’s opinion that these factors have contributed to a decrease in the Company share price and in turn, a decrease in the market capitalization of the Company.  As of today’s date, the Company’s current market capitalization is less than $300,000.  This downward trend deters potential investors and mortgage broker recruits.  The continual operating losses have decreased the share and market capital to levels where being a publicly traded entity is no longer viable and no longer makes business sense.  The decrease in share price and market capitalization are as follows:

PERIOD	SHARE PRICE PER OTCBB reporting	SHARES OUTSTANDING	MARKET CAPITALIZATION (THOUSANDS)
2009 Fiscal Year	$1.20	1,432,551	1,794
2010 Fiscal Year	$0.45	1,295,136	582
2011 Fiscal Year	$0.25	1,294,993	323

ASSETS TO BE TRANSFERRED TO MORTGAGEBROKERS.COM CANADA INC.

The Company’s assets consist primarily of: (1) capital stock in four active wholly-owned subsidiaries;

The following is a summary of each:

Wholly-Owned Subsidiaries:

1.	MortgageBrokers.com Inc. - an Ontario, Canada provincially incorporated company that held our license for operating as a mortgage broker in the Province of Ontario;

2.
MortgageBrokers.com Financial Group of Companies Inc. - a Canadian federally incorporated company, which held our license for operating as a mortgage broker in the Provinces of Alberta and British Columbia;

3.	MBKR Holdings Inc. - a Canadian federally incorporated company, incorporated on November 24, 2008 for the intended centralization of back office services in Canada; and

4.
MBKR Franchising Inc. - a Canadian federally incorporated company, incorporated on January 30, 2009 through which the Company was a mortgage brokerage franchisor and sold the MortgageBrokers.com business system in Canada.

Assets:

At September 30, 2012, the Company had $245,270 in cash, $173,962 in prepaid expenses and other receivables, $52,468 in equipment and equipment under capital leases for a total of $471,700 in assets.   As of December 31, 2011, we had $909,491 in cash, $26,012 in prepaid expenses and other receivables, $63,951 in equipment and equipment under capital leases for a total of $999,454 in assets.

Liabilities:

At September 30, 2012, the Company had $323,790 in accounts payable and accrued liabilities, $15,924 in employee tax deductions payable, $3,881,827 in loans payable to related parties and $14,897 in accrued stock-based compensation for a total of $4,236,438 in liabilities.  As of December 31, 2011, the Company had $1,067,351 in accounts payable and accrued liabilities, $144,594 in employee tax deductions payable, $2,409,646 in loans payable to related parties and $17,980 in accrued stock-based compensation for a total of $3,639,571 in liabilities.

Transaction Information

Summary Term Sheet

The Material terms of the Spin Out are as follows:

●	The Company will sell substantially all of its assets to MortgageBrokers.com Canada Inc.

●	MortgageBrokers.com Canada Inc. will assume all of the Company’s debts and obligations.

●	Mortgagebrokers.com Canada Inc. and MoPals Inc. are companies owned and controlled by Alex Haditaghi.

Contact Information

Our principal executive office is located at 294 Richmond Street East, Suite 200, Toronto, Ontario  M5A 1P5. Our telephone number is (416) 362-4888.

Reasons for Engaging in the Transaction

There are certain advantages and disadvantages of authorizing a transfer of all of the Company's assets and liabilities to MortgageBrokers.com Canada Inc. and conducting the Share Exchange with Mopals Inc. as described above.

The advantages include:

●
A spinout of all of the Company's assets, liabilities and financial obligations in the manner described will eliminate all or substantially all of the Company's outstanding debts, liabilities and obligations.

●	Entering into a transaction with Mopals Inc. will be positive for the shareholders, as Mopals is poised for growth for the following reasons:

1.	MoPals is on the forefront of the next wave of the burgeoning social media industry.

The social media industry is a growing industry, with 56% of Americans having a profile on at least one social networking site.  This growth is expected to continue (http://www.convinceandconvert.com/the-social-habit/11-shocking-new-social-media-statistics-in-america/).

The social media trend is being capitalized on by marketing departments and agencies. 83% of marketers say that social media is important to their businesses.  58% of marketers who have been using social media for more than 3 years report it has helped them to improve sales. The top two benefits of social media marketing are increasing exposure and increasing traffic. 65% of marketers are using social media to gain marketplace intelligence, with 58% of marketers indicating that lead generation and the development of a loyal fan base are benefits of social media (http://www.socialmediaexaminer.com/SocialMediaMarketingIndustryReport2012.pdf).

Some of the top social media tools being used by marketers are Facebook, Twitter, LinkedIn, blogs, YouTube, Google+ and Pinterest. Twitter averages almost 40 million tweets per day. Pinterest, which was launched in March 2010, already has an estimated 20 million users and is the third most popular social network in the world.  Facebook leads the pack of social media companies, with a monthly active user base totalling over 1 billion people.  Despite this success, 73% of users believe that another social network will eventually eclipse Facebook (http://webbiquity.com/social-media-marketing/87-more-vital-social-media-marketing-facts-and-stats-for-2012/). There is always room to build upon good concepts and that is what MoPals’ mission is to do. Specifically, MoPals will offer businesses a way to monetize their subscriber base in ways that were previously not possible via a multi-platform software system.

The social media giants are reaping the benefits of this trend.  Facebook has a current market cap of 47.32 Billion, while LinkedIn has a current market cap of 10 Billion.  LinkedIn’s revenue for 2011 alone reached approximately $522 Million. If the MoPals concept is implemented properly, it will be positioned to follow in the footsteps of the social media companies.

2.	MoPals will be positioned to tap into the ever-increasing global internet advertising budget.

According to Neilsen’s quarterly Global AdView Pulse report, global advertising totaled USD 498 billion in 2011 (http://blog.nielsen.com/nielsenwire/consumer/2011-closed-with-7-3-percent-increase-in-global-advertising-spend/). An increasingly growing percentage of that advertising budget is being spent on online advertising spending. A new forecast from eMarketer puts online ad spending at $31.3 billion in 2011, up 20% from the prior year. The new forecast shows online ad spending growing in the future, with estimates that it will reach nearly $50 billion in 2015 (http://techcrunch.com/2011/06/08/online-ad-spending-31-billion/). MoPals plans to tap into that large online advertising budget to maximize ROI for its brands.

3.	MoPals will capitalize on the growing group buy industry.

The group buying industry is a relatively new industry that has experienced exponential growth since its inception. A new report by daily deal aggregator Local Offer Network puts the U.S. gross revenues across the industry at $1.1 billion last year, and estimates that gross revenues will grow 138 percent to $2.7 billion in 2011. Specifically, Groupon reached $430.2 million in its Q3 net revenue and has a current market cap of 1.77 Billion (http://techcrunch.com/2011/03/22/group-buying-138-percent-2-7-billion/).  MoPals plans to continue to ride this trend.

4.	MoPals has laid the foundation for a successful development team to implement this project.

MoPals has acquired and is in the process of acquiring certain key development personnel who are critical to the success of the Company.  We place great value on our human resources and aim to retain the best and the brightest in the industry

5.	MoPals Inc. is a related party company.

Through such a spinout, the Company will not have the option of attempting to sell its assets for their fair market value and the shareholders will not have the ability to share in any liquidation proceeds of such assets to the extent they may exceed the amount of the Company's outstanding debts, liabilities and obligations.

A transaction such as this is subject to a variety of risks, including but not limited to the following:

●	MoPals operates in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

●	If we fail to retain our existing users or acquire new users, or if our users decrease their level of engagement with MoPals, our revenue, financial results, and business may be significantly harmed.

●	If we fail to retain existing brands or add new brands, or if brands decrease their interest with MoPals, our revenue and business will be harmed.

●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

●	If we fail to effectively manage our growth, our business and operating results could be harmed.

●	We depend on the continued growth of online commerce.

●	We may not be successful in our efforts to grow and further monetize the MoPals Platform.

●	We have a short operating history in a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	Our success depends on our ability to compete with our major competitors, many of which have greater resources than us. As such, competition presents an ongoing threat to the success of our business.

●
The loss of one or more of our key personnel, or our failure to attract, integrate and retain other highly qualified personnel in the future, other highly qualified personnel in the future, could harm our business.

●
Our business depends on a strong brand, and if we are not able to build, maintain and enhance our brand, or if we receive unfavorable media coverage, our ability to expand our base of users and merchants will be impaired and this will negatively affect our business.

●	We have incurred net losses since inception and we expect our operating expenses to increase significantly in the foreseeable future.

●	As we expand internationally, we will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

●	Current uncertainty in global economic conditions could adversely affect our revenue and business.

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval obtained in connection with the Spin Out.

Reports, Opinions, Appraisals

No reports, opinions or appraisals materially relating to the Spin Out have been received from an outside party or are referred to in the proxy statement.

Limitations

The Company has not sought an appraisal of its assets or made any determinations as to whether there may be an interest by persons in purchasing such assets. Additionally, the Company has not made any determination that, even if a ready market existed for such assets, the amount of proceeds which might be derived from their liquidation would be sufficient to satisfy all of the Company's debts, liabilities and obligations and to have sufficient excess proceeds to pay a liquidating distribution to the Company's shareholders. If such excess proceeds could be obtained, however, a significant portion of those proceeds would be paid to Mr. Haditaghi as the holder of 66.23% of the Company's capital stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" AUTHORIZING THE TRANSFER OF ALL OF THE COMPANY'S ASSETS TO MORTGAGEBROKERS.COM CANADA INC.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

SHARE EXCHANGE

In conjunction with the sale of the Company’s assets and liabilities to MortgageBrokers.com Canada Inc., the Company will conduct a share exchange with MoPals, Inc., a Nevada corporation. Following the share exchange, the Company will cease its prior operations and will begin operations as a social media company through MoPals, Inc.

Simultaneous with the Spin Out, the Company intends to complete a share exchange with MoPals, Inc. (“MoPals”), a related party company controlled by Alex Haditaghi, the Company’s President, Shareholder and Sole Director, whereby the Company will acquire all of the issued and outstanding capital stock of MoPals from the shareholders of MoPals in exchange for the issuance of 50,000,000 shares of Mortgagebrokers common stock to the MoPals shareholders (the “Share Exchange”). Upon completion of the Share Exchange MoPals will become a wholly-owned subsidiary of Mortgagebrokers.

Capital Structure

SHARES
Total Number of Pre-Transaction Shares	1,294,993 shares
New Issuance	50,000,000 shares
Total Number of Post-Transaction Shares	51,294,943shares

NAME CHANGE

The Board believes that the shareholders of the Company will benefit if the Company’s name is changed from “MortgageBrokers.com, Inc.” to “MoPals.com, Inc.” (the “Name Change”).

On December 26, 2012, our Board of Directors unanimously adopted resolutions approving the Name Change and recommended that our stockholders approve the Name Change substantially as set forth above. Our Board of Directors has determined that the change of our name to “MoPals.com, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described above. On the Record Date, the record holders of 857,800 shares of our Common Stock, constituting 66.23% of our issued and outstanding Common Stock, the sole class of our voting securities currently issued and outstanding, consented in writing to the Name Change. Accordingly, we have obtained all necessary corporate approvals in connection with the Name Change.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, December 26, 2012, the Company had 1,294,993 shares of Common Stock issued and outstanding, and there were 0 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On December 26, 2012, the holders of 857,800 shares (or approximately 66.23% of the 1,294,993 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DBCA provides in substance that unless the Company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock (3)

Alex Haditaghi	857,800	66.23%

All Directors and Officers as a Group	857,800	66.23%

(1)
Unless otherwise indicated in the footnotes to the table, (1) the individuals listed have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed is c/o MortgageBrokers.com Holdings Inc., 150 King Street West, P.O. Box 40, Suite 2512, Toronto, Ontario, M5H 1J9.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3)
Based on 1,294,993 shares issued and outstanding as of December 26, 2012 without regard to any warrants or options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) Except as set forth in this Schedule 14C with regard to Mr. Haditaghi, no officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer of director of the Company and the holder of shares of Common Stock as described above.

(b) No director of the Company has indicated that he or she intends to oppose any of the actions proposed in this Information Statement.

THIS INFORMATION STATEMENT IS BEING FILED VOLUNTARILY

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By Order of the Board of Directors /s/ Alex Haditaghi Alex Haditaghi President, Principal Executive Officer, and Director